Exhibit 1.1

SALES AGENCY AGREEMENT

March 29, 2011

RAYMOND JAMES & ASSOCIATES, INC.

880 Carillon Parkway

St. Petersburg, Florida 33716

This agreement (the “Agreement”) sets forth the terms and conditions upon which Syndicated Communications Venture Partners, IV, L.P. (the “Selling Shareholder”), a shareholder of Iridium Communications Inc. (the “Company”), has engaged Raymond James & Associates, Inc. (the “Sales Agent”) to serve as the Selling Shareholder’s exclusive agent with respect to the placement of common stock of the Company (the “Shares”). Exhibit A hereto sets forth the number of Shares held by the Selling Shareholder as of the date of this Agreement and the number of such Shares subject to placement hereunder.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (File No. 333-165513) with respect to the Shares in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. As used in this Agreement:

(i) “Applicable Time” means the time that the Selling Shareholder and the Sales Agent agree on the price at which the Shares will be sold, which if later than 9:30 a.m., New York City time, on March 30, 2011, shall also require written consent of the Company;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, each as listed on Schedule I hereto;

(iv) “Pricing Disclosure Materials” means, as of the Applicable Time, the prospectus included with the Registration Statement, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, and the information set forth on Schedule II hereto;

(v) “Prospectus” means the final prospectus relating to the Shares including any prospectus supplement thereto relating to the Shares and the documents incorporated by reference therein, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vi) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement. Any reference to the Prospectus or the Registration Statement shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of the Prospectus, as the case may be, which is incorporated therein by reference.

The Selling Shareholder, the Company and the Sales Agent agree as follows:

1. Agreement to Act as Sales Agent. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell through the Sales Agent, as exclusive Sales Agent, and the Sales Agent agrees to sell, as Sales Agent for the Selling Shareholder, on a reasonable efforts basis, the number of Shares subject to placement hereunder as set forth in Exhibit A (the “Maximum Amount”) on the terms set forth herein. The execution of this Agreement by the parties hereto does not constitute a guarantee that the Sales Agent will be able to complete any sales of the Shares, nor shall this Agreement be construed to require the Sales Agent to purchase any Shares for its own account.

2. Delivery. The Shares, up to the Maximum Amount, will be sold in a single transaction or otherwise as agreed to in writing between the Selling Shareholder and the Sales Agent. The sales prices for the Shares will be determined by negotiations between the Sales Agent and potential buyers and, provided the price is agreed to by the Selling Shareholder and the Selling Shareholder shall have sole discretion to accept or decline such offer by a potential buyer to acquire all or any portion of the Shares. The Selling Shareholder agrees to sell such Shares up to the Maximum Amount through the Sales Agent. As compensation for its services hereunder, the Sales Agent shall receive a commission of 5% of the gross price of the Shares sold. After deducting the above-referenced commissions and any further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, the Sales Agent shall remit the net proceeds to the Selling Shareholder for such Shares (the “Net Proceeds”).

The Selling Shareholder or the Sales Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy, including to the Company), suspend the Sales Agent’s efforts hereunder with respect to any unsold Shares of the Selling Shareholder; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice.

Unless otherwise agreed, settlement for all sales of Shares will occur on the fourth business day following the date of this Agreement (the “Closing Date”). The amount of proceeds for such sales to be delivered to the Selling Shareholder against the receipt of the Shares sold shall be the Net Proceeds in respect of such sales. If the Selling Shareholder shall default on its obligation to deliver Shares on the Closing Date, the Selling Shareholder shall, in addition to the provisions of Section 3.13 below, (a) hold the Sales Agent harmless against any loss, claim or damage arising from or as a result of such default by the Selling Shareholder and (b) pay the Sales Agent any commission to which it would otherwise be entitled absent such default.

3. Representations, Warranties and Covenants of the Selling Shareholder. The Selling Shareholder represents and warrants as of the date of this Agreement and covenants to the Sales Agent that:

3.1 Due Execution and Delivery. The Selling Shareholder has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by the Selling Shareholder of this Agreement have been given. This Agreement constitutes a valid and binding agreement of the Selling Shareholder and is enforceable against the Selling Shareholder in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity relating to the availability of remedies.

3.2 Good Title. The Selling Shareholder, at the time of delivery hereunder, will have (a) valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all encumbrances, and (b) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Shares to any potential buyer and to make the representations, warranties, covenants and agreements made by the Selling Shareholder herein.

3.3 Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated herein.

3.4 [Reserved.]

3.5 Registration Statement. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-165513), which has become effective for the registration under the Securities Act of the Shares. As of the date of the this Agreement and as of the date of any transaction executed pursuant to this Agreement, the Selling Shareholder has, or will have, no knowledge that the Registration Statement is subject to any stop order or any similar proceeding by the Commission. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus does not, and at the Applicable Time, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 3.5 are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

3.6 Material Information. The sale of the Shares proposed to be sold by the Selling Shareholder is not prompted by the Selling Shareholder’s knowledge of any material non-public information concerning the Company or the Shares. The Company has not disclosed to the Selling Shareholder, and the Selling Shareholder is not aware of, any information that would constitute material non-public information.

3.7 Failure to Deliver Certificates. In addition to any other rights available to the Sales Agent, if, with respect to each transaction effected pursuant to this Agreement, the Selling Shareholder fails to deliver the Shares to the Sales Agent by the Delivery Date (as defined below), and if after the Delivery Date the Sales Agent purchases (in an open market transaction or otherwise) the Company’s common stock to deliver in satisfaction of any transaction effected pursuant to this Agreement, then the Selling Shareholder shall immediately pay in cash to the Sales Agent (in addition to any remedies available to or elected by the Sales Agent) the amount by which (a) the Sales Agent’s total purchase price (including brokerage commissions paid to a third party, if any) for the Company’s common stock so purchased exceeds (b) the total purchase price for the Shares sold by the Selling Shareholder in the transaction for which the Selling Shareholder failed to make timely delivery (which amount shall be paid as liquidated damages and not as a penalty). “Delivery Date” shall mean the business day immediately prior to the Closing Date.

3.8 No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Shares by the Selling Shareholder.

3.9 No Stabilization or Manipulation. The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.10 Experience. The Selling Shareholder, together with its advisors, is knowledgeable and experienced in making, and is qualified to make, decisions with respect to investments in, or sales of, securities, such as the decision involved in the transaction contemplated by this Agreement. The Selling Shareholder has had an opportunity to discuss this Agreement with its advisors and with its advisors has considered the merits and risks related to the transaction contemplated by this Agreement.

3.11 Lock-up. During the period beginning on the date hereof and ending on the date 90 days after the date of this Agreement, without the prior written consent of the Sales Agent, the Selling Shareholder will not (i) directly or indirectly, sell, offer or contract to sell or otherwise dispose of or transfer any of the Shares not sold pursuant to this Agreement, including any unsold Shares remaining out of the Maximum Amount, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Shares whether any such swap or transaction is to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) transactions by the Selling Shareholder relating to Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (c) transfers by the Selling Shareholder of Shares or any security convertible into Shares as a bona fide gift, or (d) distributions by the Selling Shareholder of Shares or any security convertible into Shares to limited partners or stockholders of the Selling Shareholder or to shareholders of stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period. In addition, the Selling Shareholder agrees that, without the prior written consent of the Sales Agent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions.

4. Representations, Warranties and Covenants of the Company. The Company represents and warrants as of the date of this Agreement and covenants to the Sales Agent that:

4.1 Due Execution and Delivery. The Company has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by the Company of this Agreement have been given. This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity relating to the availability of remedies.

4.2 Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by the Company of the transactions on its part contemplated herein.

4.3 Registration Statement. The Company has filed with the Commission the Registration Statement, which has become effective for the registration under the Securities Act, for the Shares. As of the date of the this Agreement, the Company has no knowledge that the Registration Statement is subject to any stop order or any similar proceeding by the Commission.

4.4 No Material Misstatements or Omissions in Registration Statement. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the effective date and as of the date of this Agreement, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at the Applicable Time and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Selling Shareholder or the Sales Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

4.5 Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.6 Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The Shares have been duly authorized and are validly issued, fully paid and non-assessable. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (a) any provision of applicable law, (b) the certificate of incorporation of the Company, (c) any agreement or other instrument binding upon the Company or any of its subsidiaries, that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, the contravention of which, with respect to clauses (a), (c) or (d), may have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares.

4.7 Accountant Independence. Ernst & Young, LLP who has audited the Company’s consolidated financial statements and who will deliver the letters referred to in Section 8(f), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations.

4.8 Lock-up. During the period beginning on the date hereof and ending on the date 90 days after the date of this Agreement, without the prior written consent of the Sales Agent, the Company will not (i) directly or indirectly, sell, offer or contract to sell or otherwise dispose of or transfer any Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Shares whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) transactions under any employee benefit plan, (b) exchanges of Shares solely for outstanding equity securities of the Company or rights to purchase equity securities provided that (i) the recipient of such shares shall agree to lock-up terms in favor of the Sales Agent substantially similar to those set forth in Exhibit C (it being understood that except with respect to affiliates of the

Selling Shareholder the lock-up period thereunder shall not extend more than 60 days after the date of this Agreement) or (ii) such exchange closes at least 60 days after the date of this Agreement; or (c) the issuance of Shares pursuant to the exercise of any warrant, restricted stock unit, stock award or option outstanding as of the date hereof pursuant to its terms. The Company consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares except in compliance with the foregoing restrictions.

4.9 Delivery of Registration Statement. The Company, if requested by the Sales Agent, will, without charge to the Sales Agent, provide, or cause to be provided to the Sales Agent and its counsel (a) a conformed copy of the Registration Statement originally filed with respect to the Shares and each amendment thereto (in each case including the exhibits thereto) and (b) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of the Prospectus included as part of the Registration Statement or any amendment or supplement thereto as the Sales Agent may reasonably request.

4.10 Expenses. The Company will pay all expenses where applicable incidental to the performance of the Company’s and the Selling Shareholder’s obligations under this Agreement, provided that with respect to the Selling Shareholder, such expenses qualify as “Registration Expenses” as defined in that certain Registration Rights Agreement, as amended, by and between the Company, the Selling Shareholder and the other parties thereto (as amended, the “Registration Rights Agreement”). For avoidance of doubt the commission payable to the Sales Agent pursuant to Section 2 of this Agreement and the fees and expenses of the Sales Agent, including, without limitation, counsel to the Sales Agent, shall not be the responsibility of the Company.

5. Indemnification. (a)

(i) The Company and the Selling Shareholder agree, jointly and severally, to indemnify and hold harmless the Sales Agent, the directors, officers, employees and agents of the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the Indemnified Parties, on the one hand, and any indemnifying parties, on the other hand, or between any Indemnified Party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Materials, any Free Writing Prospectus that the Company or the Selling Shareholder has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this indemnity agreement shall not apply (x) to the extent that such loss, claim, liability, expense or damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Sales Agent or any Indemnified Party or (y) to any matter for which the Sales Agent agrees to indemnify the Company or the Selling Shareholder under Section 6 of this Agreement. This indemnity agreement will be in addition to any liability that the Company or the Selling Shareholder might otherwise have.

(ii) The Selling Shareholder agrees, to indemnify and hold harmless each Indemnified Party, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the Indemnified Parties, on the one hand, and any indemnifying parties, on the other hand, or between any Indemnified Party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any breach of any representation, warranty, covenant or agreement made by the Selling Shareholder herein, or (ii) the engagement of the Sales Agent pursuant to, and the performance by the Sales Agent of the services contemplated by, this Agreement; provided that this indemnity agreement shall not apply (x) to the extent that such loss, claim, liability, expense or damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Sales Agent or any Indemnified Party or (y) to any matter for which the Sales Agent agrees to indemnify the Selling Shareholder under Section 6 of this Agreement. This indemnity agreement will be in addition to any liability that the Selling Shareholder might otherwise have.

(iii) With respect to the indemnification of the Indemnified Parties set forth in Section 5(a)(i) above, the Selling Shareholder agrees to indemnify the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the Company Indemnified Parties, on the one hand, and any indemnifying parties, on the other hand, or between any Company Indemnified Party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Materials, any Free Writing Prospectus that the Company or the Selling Shareholder has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in each case, the indemnification pursuant to clauses (i) and (ii) of this sentence shall be limited to any losses, claims, liabilities, expenses or damages resulting from statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 430B under the Securities Act, the Pricing Disclosure Materials, any Free Writing Prospectus that the Company or the Selling Shareholder has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto). The Company and the Selling Shareholder agree that vis-à-vis each other, the Selling Shareholder shall only have liability to the Company with respect to Section 5(a)(i) above to the extent provided in this Section 5(a)(iii).

(b) If the Sales Agent proposes to assert the right to be indemnified under this Section 5, the Sales Agent will, promptly after receipt of notice of commencement of any action against such Sales Agent in respect of which a claim is to be made against the Company or the Selling Shareholder under this Section 5, notify the Company or Selling Shareholder of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Company or the Selling Shareholder will not relieve the Company or the Selling Shareholder from (i) any liability that they might have to any Indemnified Party otherwise than under this Section 5 and (ii) any liability that they may have to any Indemnified Party under the foregoing provision of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company or the Selling Shareholder. If any such action is brought against any Indemnified Party and it notifies the Company or the Selling Shareholder of its commencement, the Company or Selling Shareholder will be entitled to participate in and, to the extent that they elect, by delivering written notice to the Indemnified Party promptly after receiving notice of the commencement of the action from the Indemnified Party, to assume the defense of the action, with counsel satisfactory to the Indemnified Party, and after notice from the Company or the Selling Shareholder to the Indemnified Party of their election to assume the defense, the Company or the Selling Shareholder will not be liable to the Indemnified Party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Party at the request of the Company or the Selling Shareholder in connection with the defense. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Company and the Selling Shareholder, (2) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Company or the Selling Shareholder, (3) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Company or the Selling Shareholder (in which case the Company or the Selling Shareholder will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (4) the Company or the Selling Shareholder has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company or Selling Shareholder. It is understood that the Company or the Selling Shareholder shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Party or Parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company or the Selling Shareholder will not be liable for any settlement of any action or claim effected without their written consent (which consent will not be unreasonably withheld).

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the indemnifying party, the indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the indemnifying party and the Indemnified Party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnified Party on the other. The relative benefits received by the Selling Shareholder on the one hand and the Sales Agent on the other hand shall be deemed to be the same proportion as the total net proceeds from the sale of Shares (before deducting expenses) received by the Selling Shareholder bear to the total compensation (before deducting expenses) received by the Sales Agent from the sale of Shares on behalf of the Selling Shareholder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, as well as any other relevant equitable considerations. The Company, the Selling Shareholder and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the loss, claim, liability, expense or damage or action in respect thereof, referred to above in this Section 5(c) shall be deemed to include, for the purpose of this Section 5(c), any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5(c), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(c), any person who controls a party to this Agreement within the meaning of the Securities Act and any officers, directors, employees or agents of the Sales Agent, will have the same rights to contribution as that party. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(c), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(c). Except for a settlement entered into with consent pursuant to the last sentence of Section 5(b) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6. Covenants and Agreements of the Sales Agent. In addition to all other covenants and agreements of the Sales Agent set forth in this Agreement, the Sales Agent covenants and agrees with the Selling Shareholder, (i) to be registered and in good standing as a broker/dealer with the Commission and each state where the Sales Agent may be required to be registered and in good standing in order to place the Shares in accordance with this Agreement; (ii) to comply in connection with its activities under this Agreement with all applicable requirements of the Securities Act and the Exchange Act, the rules and regulations issued thereunder, any applicable state securities laws and the rules and regulations thereunder, and the regulations of the Financial Industry Regulatory Authority, Inc.; and (iii) not to make any untrue statements of a material fact or omit to state any material fact necessary to be stated, to make statements made by the Sales Agent (in light of the circumstances under which they are made and the total mix of information concerning the Company and the Shares that is then publicly available on the basis of disclosures that have been made by the Company) not misleading. The Sales Agent agrees to indemnify and hold harmless the Company and the Selling Shareholder from and against any and all losses, claims, liabilities, expenses and damages (including without limitation those of a type or nature described by Section 5(a)), as and when incurred, to which the Company or the Selling Shareholder may become subject, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based upon (i) any breach of any representation, warranty, covenant, or agreement made by the Sales Agent herein or (ii) any information contained in the Registration Statement, any Issuer Free Writing Prospectus that the Company or Selling Shareholder has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), furnished to the Company or the Selling Shareholders by the Sales Agent expressly for use therein; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Company or the Selling Shareholder. This indemnity agreement shall be in addition to any liability that the Sales Agent might otherwise have.

7. Termination. This agreement shall expire on April 8, 2011 unless extended by mutual written consent of all parties.

8. Conditions Precedent to Sale. The sale of Shares pursuant to this Agreement shall be subject to:

(a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Selling Shareholder, threatened by the Commission;

(b) The Registration Statement or the Prospectus constituting a part thereof, or any amendment or supplement thereto, shall not contain an untrue statement of fact that in the Sales Agent’s opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading as of the Closing Date;

(c) The Company shall have requested and caused Cooley LLP, counsel for the Company, to have furnished to the Sales Agent on the Closing Date under this Agreement their letter concerning matters as agreed upon by the Sales Agent and Cooley LLP and their opinion concerning the matters as agreed upon by the Sales Agent and Cooley LLP, each dated the Closing Date and addressed to the Sales Agent;

(d) The Selling Shareholder shall have requested and caused DLA Piper LLP (US), counsel for the Selling Shareholder, to have furnished to the Sales Agent on the Closing Date under this Agreement their opinion, dated the Closing Date and addressed to the Sales Agent concerning the matters as agreed upon between the Sales Agent and DLA Piper LLP (US);

(e) The Sales Agent shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Sales Agent, such opinion or opinions, dated the Closing Date and addressed to the Sales Agent, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus (together with any amendment or supplement thereto) and other related matters as the Sales Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Sales Agent as of the date of this Agreement and at the Closing Date, letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Sales Agent, containing statements of the type ordinarily included in accountants’ “Comfort Letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(g) The “lock-up” agreements, between the Sales Agent and the officers and directors of the Company, and major shareholders of the Company set forth on Exhibit B, each substantially in the form of Exhibit C hereto, relating to sales and certain other dispositions of Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date; and

(h) The Shares to be delivered on the Closing Date shall be listed on the NASDAQ.

9. Independent Parties. The Company and the Selling Shareholder acknowledge and agree that: (i) the sale of the Shares pursuant to this Agreement, including the determination of the transaction price and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholder, on the one hand, and the Sales Agent, on the other hand, and the Company and the Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transaction contemplated hereby and the process leading to such transaction the Sales Agent has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Selling Shareholder; (iii) the Sales Agent has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to any of the transactions contemplated hereby or the process leading thereto and the Sales Agent has no obligation to the Company or the Selling Shareholder with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Sales Agent and its affiliates may be engaged in a broad range of transactions and relationships, including transactions in the Company’s common stock or transactions involving the Company, that involve interests that differ from those of the Company and the Selling Shareholder and that the Sales Agent has no obligation to disclose information relating to, or arising out of, such transactions or relationships by virtue of any advisory, agency or fiduciary relationship; and (v) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company and the Selling Shareholder have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Selling Shareholder, 8515 Georgia Avenue, Suite 725, Silver Spring, Maryland 20910, Attention: Counsel, with a copy to DLA Piper LLP (US), 6225 Smith Avenue, Baltimore, Maryland 21209, Attention: Jason Harmon, (b) if to the Company, 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102, attention: Chief Executive Officer, with a copy to Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 21090, attention: Brent Siler, and (c) if to the Sales Agent, at the office of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: John Critchlow. Any such notice shall be effective only upon receipt. Any notice under Section 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Selling Shareholder set forth in this Agreement or made by or on their behalf pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Selling Shareholder, any of their officers or directors, the Sales Agent or any controlling person referred to in Section 5 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in the last paragraph of Section 2, Section 3.7, Section 5, Section 11 and Section 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Sales Agent, the Company, the Selling Shareholder and their respective successors, heirs, personal representatives and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnification contained in Section 5 of this Agreement shall also be for the benefit of the Indemnified Parties.

13. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

14. Consent to Jurisdiction. The Company and the Selling Shareholder irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company and Selling Shareholder waive personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 10.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed original signatures.

16. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter; provided that nothing contained herein shall amend or modify the provisions of the Registration Rights Agreement.

Each party hereby indicates its agreement to the foregoing by executing this Agreement in the space provided below.

Very truly yours,

Syndicated Communications Venture Partners, IV, L.P.

BY:	SYNCOM VENTURE MANAGEMENT COMPANY, LLC ITS MANAGEMENT COMPANY

By:	/s/ Duane McKnight
Name: Duane McKnight
Title: Member

Iridium Communications Inc.

By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

Confirmed as of the date first above mentioned:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Charles W. Uhrig
Name: Charles W. Uhrig
Title: Managing Director

Exhibit A

Name of Selling Shareholder	Total number of Shares held by the Selling Shareholder	Maximum Amount of Shares to be sold by the Selling Shareholder
Syndicated Communications Venture Partners IV, L.P.	4,030,855	4,030,855

Exhibit B

List of Officers, Directors and Major Shareholders of the Company

Subject to Lock-Up

Officers and Directors

Scott C. Bok

Matthew J. Desch

Greg Ewert

Thomas J. Fitzpatrick

Alvin B. Krongard

Robert H. NiehausJohn Roddy

Parker W. Rush

Major Shareholders

Baralonco Limited

Greenhill & Co. Europe Holdings Ltd.

Greenhill & Co., Inc.

Exhibit C

FORM OF DIRECTOR, OFFICER AND MAJOR SHAREHOLDER LOCK-UP AGREEMENT

March 29, 2011

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

The undersigned understands that Raymond James & Associates, Inc. (the “Sales Agent”) proposes to enter into a Sales Agency Agreement (the “Sales Agency Agreement”) with Syndicated Communications Venture Partners, IV, L.P. (the “Selling Shareholder”) and Iridium Communications Inc. (the “Company”), providing for the sale by the Sales Agent (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Sales Agency Agreement.

In consideration of the Sales Agent’s agreement as set forth in the Sales Agency Agreement, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Sales Agent, the undersigned will not, during the period ending 60 days after the date of the final prospectus supplement (the “Prospectus”) relating to the Offering under the Sales Agency Agreement (such period, the “Lock-Up Period”), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Sales Agent:

(A) as a bona fide gift or gifts;

(B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(C) in the case of a natural person, the transfer of any or all of the Lock-Up Securities owned by the undersigned, either during his or her lifetime or on death, by will or intestate succession to a member of the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; or

(D) in the case of a non-natural person, distributions of any or all of the Lock-Up Securities held by the undersigned to general or limited partners or stockholders or members of the undersigned;

provided that (1) the Sales Agent receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee or trustee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers

In addition, the undersigned agrees that, without the prior written consent of the Sales Agent, it will not, during the Lock Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing restrictions, the Sales Agent agrees that the undersigned may establish a trading plan under Exchange Act Rule 10b5-1 during the Company’s next permitted insider trading window period pursuant to the Company’s insider trading policy; provided that (i) the trading plan terms specifically provide for sales transactions to commence only after the expiration of the Lock-up Period, and (ii) no public announcement is made of the establishment of such trading plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Sales Agency Agreement does not become effective prior to April 1, 2011, or if the Sales Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this lock-up agreement. The undersigned understands that the Sales Agent are entering into the Sales Agency Agreement and proceeding with the sales pursuant to the Sales Agency Agreement in reliance upon this lock-up agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Schedule I

Issuer Free Writing Prospectus

None

Schedule II

None